1045 Progress Circle

Lawrenceville, GA 30043

May 1, 2015

Vert Capital Corp.

10951 W. Pico Boulevard

Los Angeles, California 90064

Attn: Adam Levin and Michael Pope

Gentlemen:

As you know, Boxlight Corporation, a Nevada corporation (“Boxlight”) has previously filed a registration statement on Form S-1 with the SEC and is planning on shortly filing Amendment No. 3 to the registration statement in response to a letter of comments we just received from the staff of the SEC. We anticipate that Boxlight will complete its initial public offering of common stock (the “IPO”) within the next few months.

This letter will acknowledge that Vert Capital Corp. (“Vert”) and its affiliates are engaged in the business of investing in and acquiring controlling or other significant equity interests in a variety of companies. We further acknowledge that Vert is currently the majority stockholder of Boxlight and will continue to own a significant number of shares of common stock after completion of the IPO. It is also understood that Michael Pope is, and following completion of the IPO will remain, a member of the Board of Directors of Boxlight.

In connection therewith we mutually agree that:

(a) Following completion of the IPO, Vert will continue its investment and acquisition activities and may acquire or seek to acquire businesses that compete with the businesses now or hereafter engaged in by Boxlight and our prospective subsidiaries, including, without limitation, Everest Display, Inc. and subsidiaries, Globisens Ltd. and Genesis Collaboration LLC.

(b) Subject to completion of the IPO and thereafter, for so long as Vert and its affiliates remain the majority stockholders of the Company or have the ability to nominate and elect a majority of the members of our board of directors, they will offer to the board of directors of Boxlight the opportunity to acquire the securities or assets of all companies sourced by Vert or its affiliates that are engaged in businesses that provide technology or related products and services to the education and learning industry.

(c) In the event such corporate opportunities become available to Vert or its affiliates, Boxlight’s independent directors will, by majority vote, elect to pursue or elect not to pursue such opportunity.

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If the above is acceptable, please so indicate by executing and returning a copy of this letter agreement in the space provided below.

Very truly yours,

BOXLIGHT CORPORATION

By:	/s/ Sheri Lofgren
Name:	Sheri Lofgren,
Title:	Chief Financial Officer

ACCEPTED AND AGREED TO:

VERT CAPITAL CORPORATION

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	President